EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

IDEAL RESTAURANT GROUP, INC.

The undersigned subscriber (the “Subscriber”) hereby irrevocably subscribes for that number of shares of common stock (the “Shares”) of Ideal Restaurant Group, a Florida corporation (the “Company”), set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus dated ___________, 20___, contained within the Company’s Form S-1 Registration Statement relating thereto filed with the United States Securities and Exchange Commission, to which this Subscription Agreement is attached.

Subscriber is a bona fide resident of the State of ____________ or the Country of ___________ (if Subscriber is non-US resident).

Total number of shares subscribed for at US $5.00 per share:  ________________ shares.

Amount paid with this Subscription Agreement at a price of US $5.00 per Share: US$______________.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of ________________, 2012.

Name of Entity (for Subscribers that are entities only):_________________________________

Signature: _____________________________________________________________________

Print Name: ___________________________________________________________________

Print Title (for Subscribers that are entities only): _____________________________________

Address: _____________________________________________________________________

Telephone No.: ________________________________________________________________

E-mail Address: ______________________________________________________________

Subscriber’s US Social Security Number; Federal Employer Identification Number or
Identification Number of home jurisdiction: _______________________________________

Signature of Co-owners, if applicable: ____________________________________________

Name as it should appear on the Certificate: ________________________________________

If Joint Ownership, check one (all parties must sign above):

[ ] Joint Tenants with Right of Survivorship

[ ] Tenants in Common

[ ] Community Property

If a Fiduciary or a Business Entity check one:
[ ] Trust -Authorized Person: _______________________	Capacity: _______________
[ ] Estate -Authorized Person: _______________________	Capacity: _______________
[ ] Corporation -Authorized Person: __________________	Capacity: _______________
[ ] Limited Liability Company Authorized Person: _________________________	Capacity: _______________
[ ] Partnership -Authorized Person: __________________	Capacity: _______________
[ ] Other: ____________________ (Describe) Authorized Person: _________________________	Capacity: _______________

PAYMENT BY CHECK OR MONEY ORDER INSTRUCTIONS

If Subscriber wishes to pay the purchase price of his or her Shares by check, all checks or money orders shall be made payable to:  Ideal Restaurant Group, Inc., 277 North Avenue, Suite 200, New Rochelle, New York 10801, Tel. (914) 774-8811.

WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of the Shares, wire transfer available funds in the amount of the purchase price subscribed for hereunder, as follows:

Bank:________________________________________________________________________
Account Name: ________________________________________________________________
Account No.: __________________________________________________________________
ABA Routing No.: _____________________________________________________________
SWIFT code: __________________________________________________________________
Bank Address: _______________________________________________________________
ACCEPTANCE OF SUBSCRIPTION The foregoing Subscription is hereby accepted for and on behalf of Ideal Restaurant Group, Inc. this _____day of _____________, 2012.

IDEAL RESTAURANT GROUP, INC.

By: _______________________________________
Name: ______________
Title: _______________